THE PRESTIGE GROUP.NET, INC.
                        4610 SO. ULSTER STREET
                               SUITE 150
                        DENVER, COLORADO 80237
                       TELEPHONE (720) 528-7303
                          FAX (720) 851-8905

                             PRESS RELEASE

Contact Person:  Douglas G. Gregg,  President       Symbol: OTCBB:    PGPN

    THE PRESTIGE GROUP.NET, INC. SIGNS LETTER OF INTENT TO ACQUIRE
                WOODLANDS S.A. FINANCIAL SERVICES, INC.

Denver Colorado, October 2, 2002 - Douglas G. Gregg, President of The Prestige Group.Net Inc. (OTCBB: PGPN) announced today that it has entered into a letter of intent to acquire all of the capital stock of Woodlands S.A. Financial Services, Inc. (Woodlands), of San Antonio, Texas. Terms and conditions were not announced.

Terry Riely Secretary of Woodlands said, "The Company is well suited to perform satisfactorily in any financial market where medical receivables, credit card receivables and other like receivables are available for financing. Woodlands started in business by specializing in financing Medicare medical paper and has been in business for over seven years." Mr. Riely further stated, "Woodlands revenues exceed $1,000,000 annually, and is profitable. Current record low interest rates based on the Federal Reserve cuts have fueled the receivable financing business in general thereby creating even higher revenues and higher profits. We are looking forward to joining the Prestige management team."

Mr. Gregg said, "Woodlands is a receivables financing company specializing in originating, processing, underwriting, and financing receivables. The company is profitable, and has been in business since 1995. The Prestige Group.Net, Inc. is aggressively pursuing an acquisition plan that fits our new corporate direction, which is becoming a financial services holding company utilizing the latest in technology. The acquisition of Woodlands fits our growth strategy and meets our criteria as a business operating profitably with experienced management, and will be a great addition to The Prestige Group's roster of companies.

About The Prestige Group.Net, Inc.

The Prestige Group.Net, Inc. is a financial services holding company, which provides a network to mortgage brokers, commercial equipment leasing brokers, both retail and wholesale through our wholly-owned mortgage company, and leasing company. For further information about the Company please look at our website, http://www.paramount-financial.net.


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A  number  of  statements  referenced in this Release,  and  any  other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of
Section  27A  of  the  Securities Act of 1933 and Section  21B  of  the
Exchange   Act  of  1934.  Any  statements  that  express  or   involve
discussions with respect to predictions, expectations, beliefs,  plans,
projections,  objectives,  goals,  assumption  of  future   events   or
performance are not statements of historical fact and may be  "forward-
looking   statements."   Forward  looking  statements  are   based   on
expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently
anticipated.   Forward  looking  statements  in  this  actions  may  be
identified  through  the  use  of  words  such  as  "expects,"  "will,"
"anticipates,"   "estimates,"  "believes,"  or  statements   indicating
certain  actions  "may,  "could," or "might," occur.   Such  statements
reflect the current views of The Prestige Group.Net, Inc. with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely
development   and   market  acceptance  of  products,   services,   and
technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.